Exhibit 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Cherokee International Corporation (the “Company”) for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeffrey M. Frank, as Chief Executive Officer of the Company, and Van Holland, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.                The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2.                The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JEFFREY M. FRANK
Name:	Jeffrey M. Frank
Title:	President and Chief Executive Officer (Principal Executive Officer)
Date:	April 1, 2005
/s/ vAN hOLLAND
Name:	Van Holland
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)
Date:	April 1, 2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Cherokee International Corporation and will be retained by Cherokee International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.